Exhibit 23.1

We consent to the incorporation by reference in Registration Statement Form S-3 (No. 333-283897 and 333-288971) and Form S-8 (Nos. 333-231307, 333-237199, 333-253743, 333-263186, 333-265109, 333-270577, 333-278440, 333-286063, and 333-295164) of Quince Therapeutics, Inc., of our report dated July 29, 2026, relating to the financial statements of Orphai Therapeutics, Inc. appearing in this Current Report on Form 8-K dated July 29, 2026.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

July 29, 2026